Exhibit (h)(xvi)

First Amendment to the ISDA Master Agreement between the Trust and CF Secured LLC, dated April 23, 2026

Filed herewith.

AMENDMENT TO THE ISDA MASTER AGREEMENT

Dated as of April 23, 2026

This Amendment (this “Amendment”) to the ISDA 2002 Master Agreement, dated November 25, 2025, by and between CF Secured, LLC (“Party A”) and Corgi ETF Trust I, a series trust organized under the laws of the State of Delaware, on behalf of each of its series listed in Appendix A to the Schedule, severally but not jointly (each a “Party B”), severally but not jointly (such agreement, as amended, restated, supplemented or otherwise modified to date, the “Agreement”), is effective as of April 23, 2026 (the “Effective Date”).

WHEREAS, Party A and Party B wish to amend the Agreement as described herein.

NOW THEREFORE, the parties hereto, intending to be bound legally, hereby agree as follows, effective as of the Effective Date:

1. Amendment of Appendix A, Appendix A of the Agreement is hereby deleted and replaced with a new Appendix A attached hereto. Each entity listed on the attached Appendix A as of the date hereof, is each a “Party B” under the Agreement.

2. Amendment of the Agreement. Part 1 Paragraph (7)(a) of the Schedule to the Agreement is hereby amended by adding the following at the end thereof: (xii) At any time on any Local Business Day, Party B is in excess of any Trading Limit set by Party A in Party A’s sole discretion. “Trading Limit” shall mean any limit in any form set by Party A in its sole discretion and notified to Party B at any time and from time to time applicable to Party B’s Transactions in connection with this Master Agreement. The Trading Limit in effect as of the date hereof is: Party B Trading Limit The Founder-Led 2x Daily ETF USD [***] Corgi Mag 7 ETF USD [***]

For purposes of the foregoing Additional Termination Event, Party B shall be the sole Affected Party, and the portion of the Transactions in excess of the Trading Limit shall be Affected Transactions.

2. Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3. Miscellaneous. (a) Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement. (b) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto. This Amendment supersedes and replaces in its entirety all previous amendments to the Agreement (other than terms set forth in Confirmations of Transactions thereunder unless explicitly provided otherwise herein).

(c) Agreement Continuation. All terms and provisions of the Agreement not expressly amended hereby, either expressly or by necessary implication, shall remain in full force and effect. In the event of any conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail.

(d) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, and all such counterparts taken together will constitute one and the same agreement. Counterparts may be executed in either original or electronic form in conformity with the U.S. federal ESIGN Act of 2000 (e.g., DocuSign), which shall be accepted as if they were original execution signatures. The parties further agree that an electronic signature on any contract, certificate or other document delivered to the other party shall constitute a true and original signature of the party delivering the electronic signature. Upon execution and delivery of this document, the CSA shall be modified and amended in accordance with the terms herein and shall continue in full force and effect. (e) Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment. (f) Governing Law. This Amendment and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement will be governed by and construed in accordance with the laws of the state of New York.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have executed this Amendment with effect from the date specified on the first page of this Amendment.

CF SECURED, LLC

By: /s/ Pascal Bandelier

Name: Pascal Bandelier

Title: Executive Managing Director

Date: 04/24/2026

CORGI ETF TRUST I, ON BEHALF OF EACH OF ITS SERIES LISTED IN

APPENDIX A HERETO, SEVERALLY

BUT NOT JOINTLY

By: /s/ Emily Yuan

Name: Emily Yuan

Title: President

Date: 4/23/2026 [Signature page of Amendment to the ISDA 2002 Master Agreement between Corgi ETF Trust I and CF Secured, LLC dated April 23, 2026]

APPENDIX A Trust Series Corgi ETF Trust I The Founder-Led 2x Daily ETF Corgi ETF Trust I Corgi Mag 7 ETF